SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING         10/31/2007
FILE NUMBER 811 - 05426
SERIES NO.:     18



72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                   $ 33,925
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                    $ 2,300
       Class C                                                      $ 432
       Class R                                                       $ 29
       Institutional Class                                        $ 1,317


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                     0.1074
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                     0.0221
       Class C                                                     0.0221
       Class R                                                     0.0789
       Institutional Class                                         0.1591

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                    289,402
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                     64,715
       Class C                                                     16,494
       Class R                                                        382
       Institutional Class                                          7,566

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                     $17.30
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                     $16.50
       Class C                                                     $16.55
       Class R                                                     $17.18
       Institutional Class                                         $17.81